Exhibit 4.1.1
AMENDMENT
TO
REGISTRATION RIGHTS AGREEMENT

This Amendment (the “Amendment”) to the Agreement (as defined below) is effective as of May 6, 2020 and is by and among Transphorm, Inc., a Delaware corporation (the “Company”) and the Majority Holders. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

WHEREAS, the Company, the undersigned Majority Holders and certain other parties previously entered into that certain Registration Rights Agreement, dated February 12, 2020 (the “Agreement”);

WHEREAS, under Section 10(l) of the Agreement, the Agreement may only be amended or waived from time to time by a writing executed by the Company and the Majority Holders; and

WHEREAS, the Company and the undersigned, representing the Majority Holders, desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, the Company and the undersigned Majority Holders hereby agree that the Agreement is amended as follows:
1)The definition of “Registration Event” in the agreement is hereby deleted and replaced in its entirety by the following:
“Registration Event” means the occurrence of any of the following events:
(a) the Company fails to file with, or confidentially submit to, the Commission the Registration Statement on or before the Registration Filing Date;
(b) the Registration Statement is not declared effective by the Commission on or before the Registration Effectiveness Date;
(c) after the SEC Effective Date, the Registration Statement ceases for any reason to remain continuously effective or the Holders are otherwise not permitted to utilize the prospectus therein to resell the Registrable Securities for a period of more than fifteen (15) consecutive Trading Days, except for Blackout Periods permitted herein and except for suspension of the use of the Registration Statement in connection with its post-effective amendment in connection with the filing of the Company’s Annual Report on Form 10-K for the time reasonably required to respond to any comments from the staff of the Commission (the “Staff”) on the Company’s Annual Report on Form 10-K, and as excused pursuant to Section 3(a) below; or
(d) on or before the Registration Effective Date, the Registrable Securities, if issued and outstanding, are not listed or included for quotation on an Approved Market,

or, following the listing or inclusion on an Approved Market, trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than three (3) full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities of all companies (including the Common Stock) is suspended or halted on the Approved Market for any length of time.
2)Section 3(a) of the Agreement is hereby deleted and replaced in its entirety by the following:
(a) Registration on Form S-1. The Company shall file with the Commission a Registration Statement on Form S-1, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the resale by the Holders of all of the Registrable Securities, and the Company shall (i) make the initial filing, or confidential submission, of the Registration Statement with the Commission no later than the Registration Filing Date; provided, however, that the Company shall not be required to file the Registration Statement during a Blackout Period, (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective no later than the Registration Effectiveness Date and (iii) use its commercially reasonable efforts to keep such Registration Statement effective for a period of three (3) years after the SEC Effective Date or for such shorter period ending on the date on which all Registrable Securities have been transferred other than to a Permitted Assignee (the “Effectiveness Period”); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3(a), or keep such registration effective pursuant to the terms hereunder, in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so. The Company shall be entitled to suspend the effectiveness of the Registration Statement at any time prior to the expiration of the Effectiveness Period during a Blackout Period for the reasons and time periods set forth in the definition thereof. Notwithstanding the foregoing, in the event that the Staff should limit the number of Registrable Securities that may be sold pursuant to the Registration Statement, the Company may remove from the Registration Statement such number of Registrable Securities as specified by the Commission on behalf of all of the holders of Registrable Securities from the Registrable Securities on a pro rata basis among the holders thereof (such Registrable Securities, the “Reduction Securities”). In such event, the Company shall give the applicable holders of Registrable Securities prompt notice of the number of Registrable Securities excluded from the Registration Statement. The Company shall, at the first opportunity that is permitted by the Commission, register for resale the Reduction Securities (pro rata among the Holders of such Reduction Securities) using one or more registration statements that it is then entitled to use; provided, however, that the Company shall not be required to register such Reduction Securities during a Blackout Period. The Company shall use its commercially reasonable efforts to cause each such registration statement to be declared effective under the Securities Act as soon as possible, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act during the entire Effectiveness Period. No liquidated damages shall accrue or be payable to any Holder pursuant to Section 3(b) below with respect to any Registrable Securities that are excluded by reason of (i) the Staff limiting the number of Registrable Securities that may be sold pursuant to a registration statement (provided that the Company continues to use commercially reasonable efforts to register such Reduction Securities for resale by other available means) or (ii) such Holder failing to provide to the Company information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by SEC Rules to be disclosed in a registration statement utilized in connection with the registration of registrable securities. Notwithstanding anything herein to the contrary, if the Commission limits the Company’s ability to file or confidentially submit, or prohibits or delays the filing of a new registration statement, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be deemed a failure by the Company to use commercially reasonable efforts as set forth above or elsewhere in this Agreement and shall not require the payment of any liquidated damages by the Company under this Agreement.
3)The sixth sentence of Section 3(b) of the Agreement is hereby deleted and replaced in its entirety by the following:
The Registration Default Period shall terminate upon the earlier of such time as the Registrable Securities that are affected by the Registration Event cease to be Registrable Securities or (i) the filing or confidential submission of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the SEC Effective Date in the case of clause (b) of the definition of Registration Event, (iii) the ability of the Holders to effect sales pursuant to the Registration Statement in the case of clause (c) of the definition of Registration Event, and (iv) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (d) of the definition of Registration Event; provided, that in the event of a cure of one or more of the Registration Events described in clauses (i)-(iv) above when a separate Registration Event shall be continuing, the Registration Default Period shall continue until all such Registration Events have ceased
4)Continued Validity of Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.
5)Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.
6)Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or portable document format (.PDF)), each of which will be deemed an original, but all of which together shall constitute one instrument.
7)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Delaware, both substantive and remedial, without regard to Delaware conflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the state or federal courts located in the State of Delaware and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment, effective as of the day and year first above written.

COMPANY:

TRANSPHORM, INC.

By:	/s/ Cameron McAulay
Name:	Cameron McAulay
Title:	Chief Financial Officer

Signature page to Transphorm, Inc.
Amendment to Registration Rights Agreement

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment, effective as of the day and year first above written.

KKR PHORM INVESTORS L.P.

By:	/s/ Joan Lacagnina
KKR Phorm Investors GP LLC, its general partner

Name:	Joan Lacagnina

Title:	Vice President, Finance

Signature page to Transphorm, Inc.
Amendment to Registration Rights Agreement